EXHIBIT 24







CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation of our report on the consolidated financial statements of Ohio Edison Company, dated February 13, 1998 and included in this Form 8-K, into the Company's previously filed Registration Statements, No. 33-49135, No. 33-49259, No. 33-49413, No. 33-51139, No. 333-01489, No. 333-05277, and No. 333-
21011.










                              ARTHUR ANDERSEN LLP










Cleveland, Ohio
March 23, 1998

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